UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2015 (March 31, 2015)

SANCHEZ ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35372	45-3090102
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Main Street, Suite 3000
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(713) 783-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement.

Purchase and Sale Agreement

On March 31, 2015, SEP Holdings III, LLC (“Seller”), a wholly owned subsidiary of Sanchez Energy Corporation (the “Company”), completed the transactions under that certain Purchase and Sale Agreement (the “Purchase Agreement”) with Sanchez Production Partners LP (the “Partnership”) and the Partnership’s wholly owned subsidiary, SEP Holdings IV, LLC (“Buyer”).  The Purchase Agreement relates to the sale by the Seller to the Buyer of escalating amounts of partial working interests in 59 wellbores located in Gonzalez County in Texas.  The aggregate average working interest percentage initially being conveyed is 18.25% per wellbore and, upon January 1 of each subsequent year after the closing, the Buyer’s working interest will automatically increase (and the Seller’s will correspondingly decrease) in incremental amounts according to Exhibit A of the Purchase Agreement until January 1, 2019, at which point the Buyer will own a 47.5% working interest and the Seller will own a 2.5% working interest in each of the wellbores.  In exchange for these assets, the Buyer paid to the Seller consideration consisting of $83,000,000 ($81,602,351.42 as adjusted) cash paid to the Seller by the Buyer and 1,052,632 common units of the Partnership valued at approximately $2,000,000 issued to the Seller, subject to post-closing adjustments.

Also, in anticipation of the transaction, the Company entered into certain gas and oil hedging transactions related to the production of the wellbores with the Royal Bank of Canada.  As part of the closing, the Company novated these hedges to the Partnership and the purchase price was adjusted upward to account for amounts the Company had paid under these hedges.

Representations, warranties, covenants, indemnifications and other provisions in the Purchase Agreement, and the other documents in connection with the Purchase Agreement, were made or agreed to, among other things, to provide the parties thereto with specified rights and obligations and to allocate risk among them.  Accordingly, the Purchase Agreement, and the other documents in connection with the Purchase Agreement, should not be relied upon as constituting a description of the state of affairs of any of the parties thereto or their affiliates at the time it was entered into or otherwise.

Antonio R. Sanchez, III, is the Company’s President, Chief Executive Officer and is a member of the board of directors of both the Company and of the general partner of the Partnership.  Sanchez Oil and Gas Corporation (“SOG”) is a private company that provides certain services to both the Company and the Partnership.  Antonio R. Sanchez, Jr., the father of Antonio R. Sanchez, III, is a member of the board of directors of the Company and both are officers and directors of SOG.  Antonio R. Sanchez, Jr. and Antonio R. Sanchez, III both directly and indirectly own certain equity interest in the Company, the Partnership and SOG.

This summary of the Purchase Agreement does not purport to be complete, and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Amendment to Second Amended and Restated Credit Agreement

On March 31, 2015, the Company, each of the Seller, SN Marquis LLC (“SN Marquis”), SN Cotulla Assets LLC (“SN Cotulla”), SN Operating LLC (“SN Operating”), SN TMS, LLC (“SN TMS”), and SN Catarina LLC (“SN Catarina” and together with the Seller, SN Marquis, SN Cotulla, SN Operating and SN TMS, the “Guarantors”), Royal Bank of Canada, as administrative agent (the “Administrative Agent”), and the lenders party thereto entered into a second amendment (the “Amendment”) to the Second Amended and Restated Credit Agreement, dated as of June 30, 2014, by and among the Company, the Guarantors, the Administrative Agent and the other agents and lenders party thereto (as amended, the “Credit Agreement”). The Amendment, among other things, (i) changes the borrowing base from $650 million to $550 million, with an elected commitment amount unchanged at $300 million, (ii) permits the disposition of certain of the Seller’s oil and gas properties pursuant to the Purchase Agreement, (iii) permits the novation of certain of the Company’s swap agreements to the Partnership, and (iv) provides for other technical amendments and certain transactions.

From time to time, the agents, arrangers, book runners and lenders under the Credit Agreement and their affiliates have provided, and may provide in the future, investment banking, commercial lending, hedging and financial advisory services to the Company and its affiliates in the ordinary course of business, for which they have received, or may in the future receive, customary fees and commissions for these transactions.

This summary of the Amendment does not purport to be complete, and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01 by reference.

Item 2.02                   Results of Operations and Financial Conditions

On April 1, 2015, the Company issued a press release disclosing the Company’s cash position on or about March 31, 2015.  The press release is attached hereto as Exhibit 99.2 and described in Item 7.01 below.

Item 7.01                   Regulation FD Disclosure.

On March 31, 2015, the Company issued a press release announcing the transaction. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

On April 1, 2015, the Company issued a press release announcing the new borrowing base under the Company’s credit facility and certain amendments. A copy of the press release is filed as Exhibit 99.2 to this Current Report on Form 8-K.

In connection with the closing of the transaction, the Company will be updating the investor presentation on its website, which is available at www.sanchezenergycorp.com under the Investors link.  The information on the website is not incorporated by reference into this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing.

Item 9.01                   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1	Purchase and Sale Agreement, dated as of March 31, 2015, by and between SEP Holdings III, LLC, on the one hand, and SEP Holdings IV, LLC and Sanchez Production Partners LP, on the other hand.*

10.1

Second Amendment to Second Amended and Restated Credit Agreement, dated as of March 31, 2015, by and among Sanchez Energy Corporation, as borrower, SN Marquis LLC, SN Cotulla Assets LLC, SN Operating LLC, SN TMS, LLC, and SN Catarina LLC, as guarantors, Royal Bank of Canada, as administrative agent, and the other agents and lenders party thereto.

99.1	Press release dated March 31, 2015 announcing the transaction.

99.2	Press release dated April 1, 2015 announcing the new borrowing base under the Company’s credit facility and certain amendments.

*  The exhibits and schedules to the Purchase and Sale Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K.  The Company will furnish copies of such omitted exhibits and schedules to the Securities and Exchange Commission upon request.  Descriptions of such exhibits and schedules are in the table of contents of the Purchase and Sale Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANCHEZ ENERGY CORPORATION

Date: April 1, 2015	By:	/s/ Michael G. Long
Michael G. Long
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Purchase and Sale Agreement, dated as of March 31, 2015, by and between SEP Holdings III, LLC, on the one hand, and SEP Holdings IV, LLC and Sanchez Production Partners LP, on the other hand.*

10.1

Second Amendment to Second Amended and Restated Credit Agreement, dated as of March 31, 2015, by and among Sanchez Energy Corporation, as borrower, SN Marquis LLC, SN Cotulla Assets LLC, SN Operating LLC, SN TMS, LLC, and SN Catarina LLC, as guarantors, Royal Bank of Canada, as administrative agent, and the other agents and lenders party thereto.

99.1	Press release dated March 31, 2015 announcing the transaction.

99.2	Press release dated April 1, 2015 announcing the new borrowing base under the Company’s credit facility and certain amendments.

*  The exhibits and schedules to the Purchase and Sale Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K.  The Company will furnish copies of such omitted exhibits and schedules to the Securities and Exchange Commission upon request.  Descriptions of such exhibits and schedules are in the table of contents of the Purchase and Sale Agreement.